As filed with the Securities and Exchange Commission on October 2, 2019

Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APREA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	84-2246769
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

535 Boylston Street

Boston, MA 02116

(617) 463-9385

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christian S. Schade

President and Chief Executive Officer

Aprea Therapeutics, Inc.

535 Boylston Street

Boston, MA 02116

(617) 463-9385

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Geoffrey W. Levin, Esq. Samir A. Gandhi, Esq. Istvan A. Hajdu, Esq. Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 Telephone: (212) 839-5300 Fax: (212) 839-5599	Richard D. Truesdell, Jr., Esq. Derek Dostal, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Telephone: (212) 450-4000 Fax: (212) 701-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333- 233662

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	(Do not check if a smaller reporting company) ☐	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)(3)
Common stock, par value $0.001 per share	766,667	15.00	11,500,005	1,492.71

(1)          The Registrant is registering 766,667 shares of common stock pursuant to this Registration Statement, which includes 100,000 shares which the underwriters have the option to purchase. Does not include shares of common stock that the Registrant previously registered on Registration Statement on Form S-1 (File No. 333-233662), as amended (the “Registration Statement”).

(2)          The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)          The Registrant previously registered 5,750,000 shares of its common stock at $16.00 per share on the Registration Statement, which was declared effective by the Securities and Exchange Commission on October 2, 2019, for which a filing fee of $11,150.40 was paid. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having the proposed maximum aggregate offering price of $11,500,005 is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Aprea Therapeutics, Inc. (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-233662) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on September 6, 2019, and subsequently amended on September 23, 2019, September 25, 2019, September 27, 2019 and October 2, 2019, and which the Commission declared effective on October 2, 2019.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock, par value $0.001 per share, offered by the Registrant by 766,667 shares, 100,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference herein.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit number	Description

5.1*	Opinion of Sidley Austin LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1†	Power of Attorney

*                 Filed herewith.

†                 Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-233662).

2

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 2nd day of October, 2019.

APREA THERAPEUTICS, INC.

By:	/s/ CHRISTIAN S. SCHADE
Christian S. Schade
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTIAN S. SCHADE	President and Chief Executive Officer and Director (principal executive officer)	October 2, 2019
Christian S. Schade

/s/SCOTT M. COIANTE	Chief Financial Officer (principal financial and accounting officer)	October 2, 2019
Scott M. Coiante

*
Scott M. Rocklage, Ph.D.	Chairman of the Board of Directors	October 2, 2019

*
Johan Christenson, M.D., Ph.D.	Director	October 2, 2019

*
Jonathan Hepple, Ph.D.	Director	October 2, 2019

*
Guido Magni, M.D., Ph.D.	Director	October 2, 2019

*
Bernd R. Seizinger, M.D., Ph.D.	Director	October 2, 2019

*
John B. Henneman III	Director	October 2, 2019

*By:	/s/ SCOTT M. COIANTE
Scott M. Coiante
Attorney-in-fact